UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2010

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On May 18, 2010 (the “Effective Date”), we entered into a manufacturing and supply agreement (the “Supply Agreement”) with Biocon Limited pursuant to which Biocon agreed to manufacture and supply to us, up to certain limits, fidaxomicin active pharmaceutical ingredient (“API”) and, subject to certain conditions, we agreed to purchase from Biocon at least a portion of our requirements for fidaxomicin API in the United States and Canada.  We previously paid to Biocon $2.5 million for certain equipment purchases and manufacturing scale-up activities, and we may be entitled to recover up to $1.5 million of this amount under the Supply Agreement in the form of discounted prices for fidaxomicin API.  We may be obligated to make additional payments to Biocon if we fail to meet minimum purchase requirements after Biocon has dedicated certain manufacturing capacity to the production of fidaxomicin API and if Biocon is unable to manufacture alternative products with the dedicated capacity.  Unless both we and Biocon agree to extend the term of the Supply Agreement, it will terminate seven and a half years from the date we obtain marketing authorization for fidaxomicin in the United States or Canada.  The Supply Agreement will be terminated earlier in the event that we do not obtain marketing authorization for fidaxomicin in the United States or Canada prior to December 31, 2013.  In addition, the Supply Agreement may be earlier terminated (i) by either party by giving two and a half years notice after the fifth anniversary of the Effective Date or upon a material breach of the Supply Agreement by the other party, (ii) by us upon the occurrence of certain events, including Biocon’s failure to supply requested amounts of fidaxomicin API, or (iii) by Biocon upon the occurrence of certain events, including our failure to purchase amounts of fidaxomicin API that we indicate in binding forecasts.  The Supply Agreement terminates and supersedes our prior supply agreement with Biocon, dated August 29, 2005, which was assigned to us by Par Pharmaceutical, Inc. in February 2007 (the “Prior Supply Agreement”).

Item 1.02                     Termination of a Material Definitive Agreement.

In connection with entering into the Supply Agreement as described in Item 1.01 above, we and Biocon mutually agreed to terminate the Prior Supply Agreement on the Effective Date.  Under the Prior Supply Agreement, Biocon had been obligated to supply to us our requirements of fidaxomicin API for certain markets.

On May 24, 2010, we issued a press release announcing our entry into the Supply Agreement.  A copy of this press release is attached as Exhibit 99.1 hereto.

The foregoing summary of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement, which will be attached as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Date: May 24, 2010